                                   EXHIBIT 2

                                   AGREEMENT

     AGREEMENT dated as of the 6th day of September, 1996, between Robert L. Daniels, Susan H. Daniels and Robert L. Daniels, as Trustee of the 1996 Daniels Voting Trust, a voting trust created under the laws of the Commonwealth of Massachusetts.

     WHEREAS, pursuant to paragraph (f) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities and Exchange Act of 1934, as amended the "1934 Act", the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing;

     NOW, THEREFORE, the undersigned hereby agree as follows:

     1. The Statement on Schedule 13D with respect to Project Software & Development, Inc. to which this Agreement is attached as Exhibit 2 is filed on behalf of Robert L. Daniels, in his individual capacity, Susan H. Daniels and Robert L. Daniels, as Trustee of the 1996 Daniels Voting Trust.

     2. Each of Robert L. Daniels, Susan H. Daniels and Robert L. Daniels, as Trustee of the 1996 Daniels Voting Trust (each a "Filing Person") is responsible for the completeness and accuracy of the information concerning such Filing Person and is not responsible for the completeness or accuracy of the information concerning any other Filing Person (except to the extent that such Filing Person knows or has reason to believe that any of such information with respect to any such other Filing Person is inaccurate).

     3. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without giving effect to its principles of conflicts of laws.

     IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

                                         1996 DANIELS VOTING TRUST


                                         By: ROBERT L. DANIELS
                                             --------------------------
                                              Robert L. Daniels, as
                                                Trustee


                                         SUSAN H. DANIELS
                                         ------------------------------
                                              Susan H. Daniels

                                         ROBERT L. DANIELS
                                         ------------------------------
                                              Robert L. Daniels

                                     - 1 -